Exhibit 5.1

801 California Street Mountain View, CA 94041	650.988.8500 Fenwick.com

January 25, 2021

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, CA 95134-1706

Ladies and Gentlemen:

At your request, as your counsel, we have examined Post-Effective Amendments (the “Post-Effective Amendment”) to Form S–8 Registration Statement Nos. 333-14661, 333-64651, 333-91258, 333-42249, 333-111977, 333-129719, 333-143389, 333-147523, 333-163864, 333-185667, 333-185663, 333-189931, 333-192055, 333-196970, 333-196968, 333-199154, 333-200775, 333-201804, 333-204764, 333-206400, 333-206708, 333-208348, 333-208927, 333-209418, 333-210395, 333-210396, 333-210874, 333-212776, 333-212952, 333-213948, 333-217083, 333-218647, 333-219935, 333-219937, 333-222007, 333-222449, 333-228814, 333-236764, and 333-249708 (the “Registration Statements”) to be filed by Cisco Systems, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (the “Commission”) on or about January 25, 2021 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $1,350,000,000 of deferred compensation obligations (“Deferred Compensation Obligations”) of the Company, pursuant to the Deferred Compensation Plan (the “Deferred Compensation Plan”) and an aggregate of up to 2,485,519,430 shares of the Company’s Common Stock (the “Shares”) subject to issuance by the Company (a) upon the exercise of stock options or settlement of awards (including awards of stock options, stock bonuses, stock appreciation rights, restricted stock units and/or performance shares) granted or to be granted under the 2005 Stock Incentive Plan, as amended to date (the “2005 Plan”), (b) pursuant to purchase rights granted or to be granted under the Company’s Employee Stock Purchase Plan, as amended to date (the “Purchase Plan”) and (c) upon the exercise of stock options or settlement of awards (including awards of stock options, stock bonuses, stock appreciation rights, restricted stock units and/or performance shares) granted under the equity incentive plans listed in Exhibit A hereto (the “Assumed Plans”, and together with the 2005 Plan and the Purchase Plans, the “Plans”) and assumed by the Company in accordance with the terms of the Agreement and Plan of Merger, dated as of January 25, 2021 (the “Merger Agreement”), by and between Cisco Systems, Inc., a California corporation and Cisco Systems (DE), Inc., a Delaware corporation. At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).

In connection with our opinion, we have examined such matters of law and fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)

the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on January 25, 2021 and certified by the Delaware Secretary of State on January 25, 2021, as filed as an exhibit to the Form 8-K filed by the Company with the Commission on January 25, 2021 (the “Certificate”);

Cisco Systems, Inc.

January 25, 2021

(2)	the Company’s Amended and Restated Bylaws, as filed as an exhibit to the Form 8-K filed by the Company with the Commission on January 25, 2021 (the “Bylaws”);

(3)	the Registration Statements, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Prospectuses prepared in connection with the Registration Statements (the “Prospectuses”);

(5)	the action by written consent of the Company’s Board of Directors pursuant to which the Certificate and Bylaws were approved;

(6)

the stock records that the Company has provided to us (consisting of (i) a report from the Company’s transfer agent as to the outstanding shares of the Company’s capital stock as of January 22, 2021; and (ii) a summary report from the Company as of January 22, 2021 of outstanding restricted stock units, options and warrants to purchase the Company’s capital stock and stock reserved for issuance thereunder upon the exercise or settlement of restricted stock units, options and warrants to be granted in the future);

(7)	the Merger Agreement and all exhibits thereto;

(8)	the Plans, and the forms of agreements used thereunder furnished to us by the Company (such forms of agreements, the “Plan Agreements”); and

(9)	a Certificate of Good Standing issued by the office of the Delaware Secretary of State stating that the Company is a Delaware corporation in good standing.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon a Certificate of Good Standing dated January 22, 2021 issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company.

Cisco Systems, Inc.

January 25, 2021

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law now in effect. We express no opinion with respect to the securities or “blue sky” laws of any state.

Based upon the foregoing, it is our opinion that the Deferred Compensation Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Deferred Compensation Plan and up to 2,485,519,430 Shares that may be issued and sold by the Company (a) upon the exercise or settlement of the awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the 2005 Plan, (b) pursuant to purchase rights granted or to be granted under the Purchase Plan and (c) upon the exercise or settlement of the awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted under the Assumed Plans, when issued, sold and delivered in accordance with the Plans, the applicable Plan Agreements, and in the manner and for the consideration stated in the Registration Statements and the Prospectuses, will be validly issued, fully paid and non-assessable.

Cisco Systems, Inc.

January 25, 2021

We consent to the use of this opinion as an exhibit to the Post-Effective Amendment and further consent to all references to us, if any, in the Post-Effective Amendment and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statements and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Yours truly,

/s/ Fenwick & West LLP

Fenwick & West LLP

Cisco Systems, Inc.

January 25, 2021

Exhibit A

Assumed Plans

SEC File Number	SEC Plan Registration

333-14661	Cisco Systems, Inc. International Employee Stock Purchase Plan

333-64651	Cisco Systems, Inc. International Employee Stock Purchase Plan

333-91258	Cisco Systems, Inc. International Employee Stock Purchase Plan

333-42249	1996 Stock Incentive Plan 1997 Supplemental Stock Incentive Plan 1989 Employee Stock Purchase Plan

333-111977	Cisco Systems, Inc. Employee Stock Purchase Plan

333-163864	Cisco Systems, Inc. Employee Stock Purchase Plan

333-200775	Cisco Systems, Inc. Employee Stock Purchase Plan

333-228814	Cisco Systems, Inc. Employee Stock Purchase Plan

333-129719	Cisco Systems, Inc. 2005 Stock Incentive Plan

333-147523	Cisco Systems, Inc. 2005 Stock Incentive Plan

333-212776	Cisco Systems, Inc. 2005 Stock Incentive Plan

333-143389	Cisco Systems, Inc. Deferred Compensation Plan

333-185663	Options to purchase stock granted under the Meraki, Inc. 2006 Stock Plan and restricted stock units granted under the Meraki, Inc. 2012 Equity Incentive Plan and assumed by the Registrant

333-185667	Options to purchase stock granted under the Cariden Technologies, Inc. 2002 Equity Incentive Plan and the Cariden Technologies, Inc. 2011 Equity Incentive Plan and restricted stock units granted under the Cariden Technologies, Inc. 2012 Equity Incentive Plan and assumed by the Registrant

333-201804

Options to purchase stock granted under the Cariden Technologies, Inc. 2002 Equity Incentive Plan and

the Cariden Technologies, Inc. 2011 Equity Incentive Plan and restricted stock units granted under the Cariden Technologies, Inc. 2012 Equity Incentive Plan and assumed by the Registrant

333-189931	Options to purchase stock granted under the Amended and Restated JouleX, Inc. 2010 Equity Incentive Plan and restricted stock units granted under the JouleX, Inc. 2013 Equity Incentive Plan and assumed by the Registrant

333-192055	Options to purchase stock granted under the WhipTail Technologies, Inc. 2009 Stock Option and Grant Plan and the WhipTail Technologies, Inc. 2011 Stock Option and Grant Plan, and restricted stock units granted under the WhipTail Technologies, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant

333-196970	Restricted stock units granted under the WhipTail Technologies, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant

333-196968	Options to purchase stock granted under the ThreatGRID, Inc. 2012 Equity Incentive Plan, and restricted stock units granted under the ThreatGRID, Inc. 2014 Equity Incentive Plan, and assumed by the Registrant

Cisco Systems, Inc.

January 25, 2021

SEC File Number	SEC Plan Registration

333-199154	Options to purchase stock granted under the MetaCloud, Inc. Stock Incentive Plan, and restricted stock units granted under the MetaCloud, Inc. 2014 Equity Incentive Plan, and assumed by the Registrant

333-204764	Options to purchase stock granted under the Tropo, Inc. 2012 Stock Incentive Plan, and restricted stock units granted under the Tropo, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant

333-206400	Options to purchase stock granted under the MaintenanceNet, Inc. 2005 Stock Plan, and restricted stock units granted under the MaintenanceNet, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant

333-206708	Options to purchase stock granted under the OpenDNS, Inc. Amended and Restated 2009 Stock Plan, and restricted stock units granted under the OpenDNS, Inc. Amended and Restated 2009 Stock Plan and the OpenDNS, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant

333-208348	Options to purchase stock granted under the One Mainstream, Inc. (f/k/a Sky Channel, Inc.) 2012 Stock Plan and restricted stock units granted under the One Mainstream, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant

333-208927	Options to purchase stock granted under the Lancope, Inc. 2002 Stock Incentive Plan and the Lancope, Inc. 2012 Stock Incentive Plan, and restricted stock units granted under the Lancope, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant

333-209418	Options to purchase stock granted under the Acano (UK) Limited 2012 Share Option Scheme and the Acano (UK) Limited 2016 Unapproved Employee Share Option Scheme and restricted stock units granted under the Acano (UK) Limited 2015 Equity Incentive Plan, and assumed by the Registrant

333-210395	Options to purchase stock granted under the Arena Semiconductor (2014) Ltd. 2014 Share Incentive Plan and restricted stock units granted under the Leaba Semiconductor Ltd. 2016 Equity Incentive Plan, and assumed by the Registrant

333-210396	Options to purchase stock granted under the Jasper Technologies, Inc. Amended and Restated 2005 Stock Plan and restricted stock units granted under the Jasper Technologies, Inc. 2016 Equity Incentive Plan, and assumed by the Registrant

333-210874

Options to purchase stock granted under the Cliqr Technologies, Inc. Stock Incentive Plan and restricted stock units granted under the Cliqr Technologies, Inc. 2016 Equity Incentive Plan, and assumed by the Registrant

Cisco Systems, Inc. 2005 Stock Incentive Plan

333-212952	Options to purchase stock granted under the CloudLock, Inc. 2008 Stock Incentive Plan and restricted stock units granted under the CloudLock, Inc. 2016 Equity Incentive Plan, and assumed by the Registrant

Cisco Systems, Inc.

January 25, 2021

SEC File Number	SEC Plan Registration

333-213948	Options to purchase stock granted under the ContainerX, Inc. 2015 Equity Incentive Plan and restricted stock units granted under the ContainerX, Inc. 2016 Equity Incentive Plan, and assumed by the Registrant

333-217083	Options to purchase stock and restricted stock units granted under the Amended and Restated AppDynamics, Inc. 2008 Stock Plan, and assumed by the Registrant

333-218647	Options to purchase stock granted under the MindMeld, Inc. 2011 Stock Plan and restricted stock units granted under the MindMeld, Inc. 2017 Equity Incentive Plan, and assumed by the Registrant

333-219935	Options to purchase stock granted under the vIPtela, Inc. 2012 Stock Incentive Plan and restricted stock units granted under the vIPtela, Inc. 2017 Equity Incentive Plan, and assumed by the Registrant

333-219937	Restricted stock units granted under the Observable Networks, Inc. 2017 Equity Incentive Plan, and assumed by the Registrant

333-222007	Options to purchase stock granted under the Perspica Networks, Inc. 2016 Equity Incentive Plan and restricted stock units granted under the Perspica, Inc. 2017 Equity Incentive Plan, and assumed by the Registrant

333-222449	Options to purchase stock granted under the 47Line Technologies Inc. 2015 Stock Incentive Plan and restricted stock units granted under the 47Line Technologies Inc. 2017 Equity Incentive Plan, and assumed by the Registrant

333-236764	Options to purchase stock granted under the Zomojo Employee Share Option Plan and restricted stock units granted under the Zomojo Pty Ltd. 2019 Equity Incentive Plan, and substituted by the Registrant

333-249708	Options to purchase stock granted under the PortShift Software Technologies Ltd. 2018 Share Incentive Plan, and assumed by the Registrant